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                                                                    EXHIBIT 99.5

                                     FORM OF
                          STOCK OPTION AWARD AGREEMENT
                                    UNDER THE
                 LITTELFUSE, INC. OUTSIDE DIRECTORS' EQUITY PLAN

TO: ______________

     To encourage your continued service as a member of the Board of Directors of Littelfuse, Inc. (the "Company"), you (the "Optionee") have been granted this stock option award (the "Award") pursuant to the Littelfuse, Inc. Outside Directors' Equity Plan (the "Plan"), a copy of which has been made available to you. The Award gives you certain rights to purchase shares of the common stock, $.01 par value (the "Common Stock"), of the Company (the "Option"), subject to the provisions of this agreement (this "Agreement") and the Plan.

     The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are used but not defined in this Agreement have the meanings given to them in the Plan. The terms of the Award are as follows:

     1. Grant Date: ________________, 20__ ("Grant Date")

     2. Number of Shares of Common Stock Subject to Option: ________________

     3. Exercise Price Per Share: $____________

     4. Option Expiration Date: ______________________

     5. Vesting Schedule: The Option will vest according to the following schedule:

PERIOD OF OPTIONEE'S CONTINUOUS
       SERVICE FROM THE           PERCENT OF OPTION THAT
          GRANT DATE                  BECOMES VESTED
-------------------------------   ----------------------
            1 Year                        33 1/3%
            2 Years                       33 1/3%
            3 Years                       33 1/3%

     6. Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option may be exercised by you with respect to (i) one-third (1/3rd) of the shares of Common Stock covered by the Option during the six (6) year period commencing one (1) year following the Grant Date; (ii) an additional one-third (1/3rd) of the shares of Common Stock covered by the Option during the five (5) year period commencing two (2) years following the Grant Date; and (iii) an additional one-third (1/3rd) of the shares of Common Stock covered by the Option during the four (4) year period commencing three (3) years following the Grant Date. The Option shall

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be exercised by delivery of written notice to the Corporation stating the number of shares of Common Stock with respect to which the Option is being exercised, together with full payment of the purchase price therefor. Payment may be made in cash or in such other form or combination of forms permitted by the Plan as shall be acceptable to the Committee.

     7. Termination of Membership on Board. The following provisions shall govern the extent to which the Option shall vest and, if applicable, the period for which the Option remains exercisable, if your membership on the Board is terminated before the Option would otherwise have vested:

          (a) Death, Disability or Change in Control. In the event that your membership on the Board terminates by reason of death or Disability, or following a Change in Control, the Option shall immediately become fully vested and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) three months (or twelve months in the case of death) from the date of such termination. In the case of your death, your beneficiary or estate may exercise the Option.

          (b) Termination after Five Years of Service. In the event that your membership on the Board terminates after you have served as a member of the Board for at least five years (other than by removal from the Board for cause, as determined by the Board), the Option shall immediately become fully vested and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) twelve months from the date of such termination.

          (c) Other Termination. In the event that your membership on the Board terminates prior to a Change in Control for any reason other than death or Disability and you have not theretofore served as a member of the Board for at least five years, the Option, to the extent vested on the date of the termination, shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) three months from the date of such termination. In such circumstance, the Option shall only be exercisable to the extent that it was exercisable as of such termination date and shall not be exercisable with respect to any additional shares.

     8. Assignment or Transfer. The Option may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to Section 10 of the Plan.

     9. Plan and Committee. The construction of the terms of this Agreement shall be controlled by the Plan, and your rights with respect to the Option are subject to modification and termination in certain events as provided in the Plan. The Committee's interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive.

     10. Compliance with Law. The Option shall not be exercised and no shares shall be issued in respect hereof, unless in compliance with applicable federal and state tax and securities laws.


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     11. Certificate Legends. The certificates for shares purchased pursuant to the Option shall bear any legends deemed necessary by the Committee.

     12. Representations of the Optionee. As a condition to the exercise of the Option, you will deliver to the Corporation such signed representations as may be necessary, in the opinion of counsel satisfactory to the Corporation, for compliance with applicable federal and state securities laws.

     13. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by you to the Corporation shall be mailed or delivered to the Corporation to the attention of its Secretary at 800 East Northwest Highway, Des Plaines, Illinois 60016, and all notices or communications by the Corporation to you may be given to you personally or may be mailed, e-mailed or otherwise delivered to you at the most recent address which you have provided in writing to the Corporation.

     14. Tax Treatment. The Option is a non-qualified option and shall not be treated as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is intended to be a nonstatutory stock option which does not provide for the deferral of compensation which would be subject to the provisions of Section 409A of the Code. You acknowledge that the tax treatment of the Option, shares subject to the Option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. The Corporation makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

     15. Withholding Taxes. The Corporation shall have the right to require you to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirement prior to the delivery of any shares of Common Stock acquired by the exercise of the Option. In each case of the exercise of the Option, the Corporation will notify you of the amount of the withholding tax which must be paid under federal and, where applicable, state and local law. Upon receipt of such notice, you shall promptly remit to the Corporation the amount specified in such notice. No amounts of income received by you pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any of its Subsidiaries.

     16. Registration. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell shares of Common Stock issued to you pursuant to the Award unless an exemption from registration under applicable securities laws is available. Such exemptions from registration are very limited and might be unavailable. You agree that any resale by you of the shares of Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable


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securities laws, rules and regulations and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to issue any shares of Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any such requirements.

     17. Limitation on Rights; No Right to Future Grants. By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Award is not part of normal or expected compensation for any purpose; (f) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty; and (g) neither the Plan, the Award nor the issuance of the Shares confers upon you any right to continue as a director of the Company or any Subsidiary.

     18. Change in Capitalization. In the event of a change in the capitalization of the Company due to a stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination or similar event, the Shares subject to the Option and the terms of the Option shall be appropriately adjusted by the Board of Directors of the Company to reflect such change; provided, however, that no such adjustment shall be made if it would cause the Option to no longer be a nonstatutory stock option which does not provide for the deferral of compensation which would be subject to the provisions of Section 409A of the Code.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the statutory or common law of another jurisdiction.


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     20. Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing a copy of this Agreement and returning it to the Company.

Dated __________________, 20__          Very truly yours,

                                        LITTELFUSE, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AGREED AND ACCEPTED:

                                        ----------------------------------------
                                        [Director's Name]


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